Exhibit 10.5

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement, dated as of the 18th day of December, 2003 (the “Agreement”), is entered into by and among (i) Salary.com, Inc., a Delaware corporation (the “Company”), (ii) the holders of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”), named on Schedule I hereto (the “Series A Holders”), (iii) the holders of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), named on Schedule I hereto (the “Series B Holders”), (iv) the holders of the Company’s Series C Convertible Preferred Stock, $0.0001 par value per share (“Series C Preferred Stock”), named on Schedule I hereto (the “Series C Holders”), (v) the holders of the Company’s Series D Convertible Preferred Stock, $0.0001 par value per share (“Series D Preferred Stock), named on Schedule I hereto (the Series D Holders”), (vi) the holders of the Company’s Series E Convertible Preferred Stock, $0.0001 par value per share (“Series E Preferred Stock”), named on Schedule I hereto (the “Series E Holders” and together with the Series A Holders, the Series B Holders, the Series C Holders, and the Series D Holders, the “Purchasers” and each individually a “Purchaser”) and (vi) G. Kent Plunkett and Cathal S. Brown (the “Management Stockholders” and collectively with the Purchasers, the “Stockholders”).

WHEREAS, the Management Stockholders collectively hold 19,781,130 shares (the “Common Shares”) of the Company’s Common Stock (defined below);

WHEREAS, the Company, the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders (the Series A Holders, Series B.Holders, Series D Holders and Series D Holders, collectively, the “Prior Purchasers”) and the Management Stockholders are parties to an Amended and Restated Stockholders Agreement, dated as of December 21, 2000, as modified in a First Amendment dated as of September 4, 2003 (the “Prior Agreement”);

WHEREAS, it is a condition to the obligations of the Series E Holders under the Series E Convertible Preferred Stock Purchase Agreement of even date hereof (as it may be amended from time to time, the “Purchase Agreement”) that the Prior Agreement be amended and restated by the Company, the Management Stockholders and the Prior Purchasers, and the Company, the Management Stockholders and the Purchasers are willing to execute this Agreement and to be bound by the provisions hereof;

WHEREAS, pursuant to Section 14 of the Prior Agreement, the Company, the Management Stockholders and the holders of a majority of the then outstanding shares of Preferred Stock (as defined therein) (on an as converted basis) (the “Majority Prior Purchasers”), may amend or waive any provisions of the Prior Agreement, and any such amendment or waiver shall be binding on all Prior Purchasers;

WHEREAS, as an inducement for the Series E Holders to enter into the Purchase Agreement, the parties to the Prior Agreement enter into this Agreement and, to the extent not already a party hereto, admit each of the Series E Holders as a party hereto by the signatures of the Series E Holders hereto.

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below and in the Purchase Agreement, and the parties’ desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future stockholders, pursuant to Section 14 of the Prior Agreement, the Company, the Management Stockholders, and the Majority Prior Purchasers do hereby amend the Prior Agreement so that such agreement is hereby restated it in its entirety to read as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Common Stock” shall mean the Common Stock of the Company, $0.0001 par value per share.

(b) “Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock.

(c) “Shares” shall mean and include all shares of Stock now owned or hereafter acquired by any Stockholder.

(d) “Stock” shall mean and include all shares of Common Stock and Preferred Stock (on an as converted basis), and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock or Preferred Stock (on an as converted basis) whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means.

All other capitalized terms that are not specifically defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2. Prohibited Transfers.

(a) Management Stockholder Prohibition and Exceptions. No Management Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of its Shares, except as expressly provided in this Agreement. Notwithstanding the foregoing, any Management Stockholder may transfer (i) all or any of its Shares by will or the laws of descent and distribution; (ii) up to 50% of the Shares to a member of such Stockholder’s family, or a trust for the benefit of such Management Stockholder or a member of such Management Stockholder’s family; or (iii) up to 400,000 (as equitably adjusted to reflect future stock splits, stock dividends, recapitalizations and the like which affect the number of issued and outstanding shares of Common Stock) of its Shares to any third party that is not a competitor of the Company (each, a “Permitted Transferee”), provided that any Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement by executing a counterpart hereto. As used herein, the word family shall include any spouse, significant other, lineal ancestor or descendant, brother or sister.

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(b) Purchaser Prohibition. No Purchaser shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of its Shares to any direct or indirect competitor of the Company or any significant investor in any direct or indirect competitor of the Company. No Purchaser shall otherwise transfer all or any of its Shares, or any interest therein, except in accordance with the provisions of this Agreement.

(c) Transfers in Violation Void. Any transfer or attempted transfer of Shares in violation of this Agreement shall be void.

3. Rights of First Refusal on Dispositions.

(a) Receipt of Third-Party Offer. If at any time any Management Stockholder desires to sell, transfer or otherwise dispose of all or any part of its Shares to a person (a “Third Party”) such Management Stockholder (the “Selling Stockholder”) shall submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Company and the Purchasers on terms and conditions, including price, not less favorable than those on which the Selling Stockholder proposes to sell such Offered Shares to the Third Party. The Offer shall disclose the identity of the Third Party, the Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Company shall have the right to purchase all or any of the Offered Shares by notice to the Selling Stockholder and the Purchasers in accordance with Section 13 below within twenty (20) days of the date the Offer was made.

(b) Purchaser Right of First Refusal. Each Purchaser shall have the absolute right to purchase that number of Offered Shares, less any Offered Shares purchased by the Company, such difference being the Remaining Shares (the “Remaining Shares” ), equal to the number of Remaining Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Purchaser and the denominator of which shall be the aggregate number of Shares then owned by all Purchasers. For purposes of this Section 3, all of the Stock which a Purchaser has the right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Purchaser shall be deemed to be Shares then owned by such Purchaser. (The amount of Remaining Shares that each Purchaser is entitled to purchase under this Section 3(b) shall be referred to as its “Pro Rata Fraction.”)

(c) Purchasers’ Notice of Intent to Purchase. If the Purchasers desire to purchase any or all of the Remaining Shares in accordance with this Section 3, such Purchasers shall communicate in writing their election to purchase to the Selling Stockholder, which communication shall state the number of Remaining Shares each such Purchaser desires to purchase (the “Notice of Intent to Purchase”) and shall be given to the Selling Stockholder in accordance with Section 13 below within thirty (30) days of the date the Offer was made.

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(d) Oversubscription Rights. The Purchasers shall have a right of oversubscription such that if any Purchaser fails to accept the Offer as to its Pro Rata Fraction pursuant to Section 3(b), the other Purchasers shall, among them, have the right to purchase up to the balance of the Remaining Shares not so purchased. Within 35 days of the date the Offer was made, the Selling Stockholder will send a notice to the Purchasers who responded to the Offer pursuant to Section 3(c) listing the number of Remaining Shares that remain unpurchased (the “Oversubscription Offer”). Such right of oversubscription may be exercised by a Purchaser by accepting the Oversubscription Offer in writing by another Notice of Intent to Purchase within five days of the date of the Oversubscription Offer as to any amount of the Remaining Shares. If, as a result thereof, such oversubscriptions exceed the total number of Remaining Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

(e) Mechanics of Purchase. Any Notice of Intent to Purchase shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Remaining Shares. Sales of the Remaining Shares to be sold to purchasing Purchasers pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Selling Stockholder’s delivery to each purchasing Purchaser of a certificate or certificates evidencing the Remaining Shares to be purchased by it, duly endorsed for transfer to such purchasing Purchaser, against payment to the Selling Stockholder of the purchase price therefor by such purchasing Purchaser. If the Company and the Purchasers do not exercise their right to purchase all of the Offered Shares in accordance with this Section 3, the right of first refusal with respect to the Offered Shares not so purchased shall terminate and such Offered Shares may be sold by the Selling Stockholder pursuant to Section 4 hereof.

4. Right of Participation in Sales.

(a) Co-Sale Right. If the Company and the Purchasers shall decline to purchase any or all of the Offered Shares pursuant to the terms of Section 3, each Purchaser shall, as a condition to such sale by the Selling Stockholder, have the right to sell to the Third Party, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Stockholder, such number of Shares which is equal to the product of the total number of Shares to be purchased by the Third Party times a fraction, the numerator of which is the total number of Shares then owned by such Purchaser and the denominator of which is the number of Shares owned by all Purchasers and all Management Stockholders immediately prior to the transaction.

(b) Notice of Intent to Participate. Each Purchaser wishing to so participate in any sale under this Section 4 shall notify the Selling Stockholder in writing of such intention (the “Co-Sale Notice”) as soon as practicable after such Purchaser’s receipt of the Offer made pursuant to Section 3(a), and in any event within twenty-five (25) days after the date such Offer was made (the “Co-Sale Period”). Such notification shall be given to such Selling Stockholder in accordance with Section 13 below.

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(c) Sale of Co-Sale Shares. The Selling Stockholder and each participating Purchaser shall sell to the Third Party all or, at the option of the Third Party, any part of the shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Third Party than those in the Offer; provided, however, that any purchase of less than all of such shares by the Third Party shall be made from the Selling Stockholder and each participating Purchaser pro rata based upon the relative amount of the shares that the Selling Stockholder and each participating Purchaser is otherwise entitled to sell pursuant to Section 4(a).

5. Sale to Third Party. After expiration of the Co-Sale Period, if the provisions of Section 3 have been complied with in all respects and no Co-Sale Notice has been given, the Selling Stockholder may sell any Remaining Shares at any time within 90 days after the date the Offer was made. Any such sale shall be to the Third Party, at not less than the price and upon other terms and conditions, if any, not more favorable to the Third Party than those specified in the Offer. Any Remaining Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to Sections 3 and 4.

6. Release of Shares. Any Shares sold by the Management Stockholders to Purchasers or a Third Party pursuant to Sections 3, 4 or 5 shall no longer be subject to the restrictions imposed by this Agreement and any Shares sold by a participating Purchaser pursuant to Section 4 shall no longer be entitled to the benefits conferred by this Agreement.

7. Right of First Offer.

(a) Right of First Offer. The Company shall, prior to any issuance by the Company of any of its securities (other than debt securities with no equity feature or any right to acquire the same), offer to each Stockholder by written notice the right, for a period of thirty (30) days, to purchase their pro-rata portion of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first offer rights of the Stockholders pursuant to this Section shall not apply to the issuance of 808,251 shares of Series A Preferred Stock, l,350,000 shares of Series B Preferred Stock, 6,000,000 shares of Series C Preferred Stock, 10,000,000 shares of Series D Preferred Stock, and 6,000,000 shares of Series E Preferred Stock or to securities issued or issuable (i) upon conversion of any of the Preferred Stock, (ii) as a stock dividend or upon any subdivision of shares of Common Stock, (iii) in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (iv) pursuant to a firm commitment underwritten public offering, (v) to directors, officers, employees or consultants of the Company pursuant to any agreement, right, arrangement or plan approved by the Board of Directors of the Company, (vi) by the Company in connection with joint ventures or strategic transactions approved by the Board of Directors of the Company involving the Company and any other entity, including but not limited to (A) joint ventures, manufacturing,

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marketing or distribution arrangements or (B) technology transfer or development arrangements, (vii) to financial institutions and other lenders as consideration for or in connection with any credit facilities or other lending arrangements obtained by the Company, (viii) to ensure compliance with any of the Company’s debt instruments or credit agreements, (ix) upon the exercise of any right which was not itself in violation of the terms of this Section 7, (x) in the form of warrants for 1,666,667 shares of Common Stock (as equitably adjusted to reflect stock splits, stock dividends, recapitalization and the like which affect the number of issued and outstanding shares of Common Stock) and such Common Stock issued or issuable upon such exercise of warrants, (xi) in the form of $5,000,000 principal amount of convertible notes (and any securities issued or issuable upon conversion of such notes and upon conversion of such securities), (xii) in the form of warrants (the “Preferred Stock Warrants”) issued or issuable to purchase up to 1,000,000 shares of preferred stock (as equitably adjusted to reflect future stock splits, stock dividends, recapitalizations and the like) (the “Additional Preferred Stock”), the Additional Preferred Stock issued or issuable upon the exercise of the Preferred Stock Warrants and up to 1,000,000 shares of Common Stock (as equitably adjusted to reflect future stock splits, stock dividends, recapitalizations and the like which affect the number of issued and outstanding shares of Common Stock) issued or issuable upon conversion of the Additional Preferred Stock, and (xiii) any commitment, option, warrant or other rights for any of the foregoing in this Section 7(a). Each Stockholder’s pro-rata portion of such securities (the “Eligible Amount”) shall be calculated by multiplying the number of such securities proposed to be offered by the Company by a fraction, the numerator of which shall be the number of shares of Stock held by such Stockholder as of the date of the Company’s notice of offer (treating such Stockholder, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Stockholder upon conversion, exercise or exchange of all securities (including but not limited to the Preferred Stock)) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all holders of capital stock of the Company.

(b) Mechanics. The Company’s written notice to the Stockholders shall describe the securities proposed to be issued by the Company and specify the Eligible Amount for such Stockholder, price and payment terms. Each Stockholder may accept the Company’s offer as to all of such Eligible Amount or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Stockholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Stockholder. Notwithstanding the foregoing, if any Stockholder agrees to purchase less than the full number of its Eligible Amount, the balance of such securities offered by the Company shall be allocated among the other Stockholders accepting the Company’s offer in proportion to their relative equity ownership interests in the Company (calculated as aforesaid), provided, that no Purchaser shall be allocated more than the number of securities which such Purchaser agreed to purchase, and provided, further that, to the extent the Purchasers agree to purchase the full number of such securities, such securities shall be allocated among them as aforesaid until all such securities are allocated. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Stockholders, to offer and sell to any Third Party the number of such securities not

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agreed by the Stockholders to be purchased by them, at a price and on payment terms no more favorable to such Third Party and no less favorable to the Company than those specified in such notice of offer to the Stockholders. However, if such sale or sales to such Third Party are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 7.

8. Election of Directors.

(a) Election of Directors. At each annual meeting of the Stockholders of the Company, or at each special meeting of the Stockholders of the Company involving the election of directors of the Company, and at any other time at which Stockholders of the Company will have the right to or will vote for or consent in writing regarding the election of directors of the Company (each an “Election of Directors”), then and in each event, the Stockholders hereby covenant and agree to vote all shares of Stock owned by them (whether owned of record or over which any person exercises voting control) in favor of the following actions, subject to subsections 8(b) and (c) below:

(i) to fix and maintain the number of directors at not more than seven (7) directors;

(ii) to cause and maintain the election to the Board of Directors of the Company those individuals so nominated pursuant to subsection 8(b) below;

(iii) to nominate and appoint at least two individuals to the Compensation committee of the Board of Directors, now existing or hereafter created, who are not Management Directors (defined below).

(b) Nominations. Four (4) of the directors shall be nominated by G. Kent Plunkett for so long as he is an executive officer of the Company or he retains at least 66.67% of the Stock held by him as of the date hereof (the “Management Directors”), subject to the reasonable approval of a majority of the Company’s Board of Directors. One (1) of the directors shall be nominated by The Lyric Capital Investment Corp. (“Lyric”), subject to the reasonable approval of a majority of the Company’s Board of Directors, so long as it holds at least 66.67% of the Stock held by it as of the date hereof (the “Lyric Director”). One of the directors shall be nominated by the non-Lyric holders of a majority of the Preferred Stock then outstanding (excluding shares of Preferred Stock held by Lyric) voting together as a single class on an as converted basis (the “Preferred Director”), subject to the reasonable approval of a majority of the Company’s Board of Directors. The final director shall be nominated by the holders of a majority of the Common Stock and Preferred Stock then outstanding, voting together as a single class on an as converted basis (the “Joint Director”), subject to the reasonable approval of a majority of the Company’s Board of Directors. In the event that any party or entity granted authority hereunder to make nominations does not make such nomination(s) within twenty (20) calendar days of a written request for such nominations made by the Chairman of the Company’s Board of Directors, or such nominations do not receive the approval of the Company’s Board of

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Directors as required herein, then the authority to make such nomination(s) shall be exercised instead by the holders of a majority of the Common Stock and Preferred Stock then outstanding, voting together as a single class, on an as converted basis. All persons nominated hereunder must, in the reasonable judgment of the Company’s Board of Directors, possess the qualifications, judgment, and experience of directors of U.S. publicly-listed companies.

(c) Vacancies and Removal. Each director nominated and appointed in accordance with Section 8(a) and (b) above shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each Management Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of G. Kent Plunkett, and any vacancy in the office of a Management Director may be filled only with the vote or written consent of G. Kent Plunkett and the approval of a majority of the Company’s Board of Directors. The Lyric Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of Lyric, and any vacancy in the office of a Lyric Director may be filled only with the vote or written consent of Lyric and the approval of a majority of the Company’s Board of Directors. The Preferred Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of the non-Lyric holders of a majority of the outstanding shares of Preferred Stock (excluding shares of Preferred Stock held by Lyric), voting together as a single class, and any vacancy in the office of a Preferred Director may be filled only with the vote or written consent of the non-Lyric holders of a majority of the outstanding shares of Preferred Stock (excluding shares of Preferred Stock held by Lyric), voting together as a single class, and the approval of a majority of the Company’s Board of Directors. The Joint Director may be removed during his or her term of office, with or without cause, only with the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock, voting together as a single class, and any vacancy in the office of the Joint Director may be filled only with the vote or written consent of the holders of a majority of the outstanding shares of the Common Stock and a majority of the outstanding shares of Preferred Stock, voting together as a class, and the approval of a majority of the Company’s Board of Directors.

9. Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which the net proceeds received by the Company for the sale of the Common Stock is at least $10,000,000, or (b) immediately prior to the consummation of the sale of all, or substantially all, of the Company’s assets or capital stock (whether in one transaction or a series of related transactions), whichever occurs first.

10. Failure to Deliver Shares. If a Management Stockholder becomes obligated to sell any Shares under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or an affected Purchaser may, at its option, in addition to all other remedies it may have, send to such Management Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to such Management

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Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company or such Purchaser a new certificate or certificates representing such Shares, and thereupon all of such Management Stockholder’s rights in and to such Shares shall terminate.

11. Specific Enforcement. Each Stockholder expressly agrees that the other Stockholders and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Stockholder, the other Stockholders and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

12. Legend. Each certificate evidencing any of the Shares owned by a Stockholder shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Amended and Restated Stockholders Agreement, as such may be amended from time to time, a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

13. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by overnight courier, telecopier or telex to the party being notified at its address specified in the records of the Company or such other address as the addressee may subsequently notify the other parties of in writing.

14. Entire Agreement and Amendments. This Agreement, together with the Purchase Agreement and the Amended and Restated Registration Rights Agreement (as defined in the Purchase Agreement), constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, the Management Stockholders and the holders of a majority of the then outstanding shares of Preferred Stock (on an as converted basis).

15. Waiver of Right of First Offer. The Company, the Management Stockholders and the Majority Prior Purchasers irrevocably waive, pursuant to Section 14 of the Prior Agreement and this Agreement, the right of first offer (including applicable notice requirements) set forth in Section 7 of the Prior Agreement and herein with respect to the issuance of (i) 6,000,000 shares of Series E Preferred Stock (“Series E Preferred Shares”) pursuant to the Purchase Agreement; (ii) shares of Common Stock issuable or issued (as adjusted for future stock splits, stock dividends, recapitalization, combinations and the like) upon conversion of the Series E Preferred Shares; and (iii) the securities set forth in Section 7(a)(i)-(xiii) hereof.

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16. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of Delaware (without reference to its conflicts of law provisions) and shall be binding upon and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and assigns of the parties; provided, however, the rights conferred herein on the Purchasers shall only inure to the benefit of a transferee of a Purchaser if (i) such transferee is a Permitted Transferee, or (ii) there is transferred to such transferee at least 20% of the total shares of Stock held by such transferor. For purposes of this Section 15, a Permitted Transferee shall also mean a partner, member, shareholder or affiliate of a Purchaser.

17. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

18. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

19. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Additional Purchasers. Persons or entities who, after the date hereof, become Purchasers under the Purchase Agreement in Additional Closings, as provided therein, may (without the need for approval by any party to this Agreement) become parties to this Agreement by executing and delivering a counterpart signature page hereto, whereupon they shall be deemed “Purchasers” for all purposes of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

SALARY.COM, INC.

By:	/s/ G. Kent Plunkett
G. Kent Plunkett
Chief Executive Officer

MANAGEMENT STOCKHOLDERS:

GREGORY KENT PLUNKETT

By:	/s/ G. Kent Plunkett
G. Kent Plunkett

CATHAL S. BROWN

By:	/s/ Cathal S. Brown
Cathal S. Brown

MAJORITY PRIOR PURCHASERS:

ASCENDANT PARTNERS, LP

By:	/s/ Stuart Cohen
Stuart Cohen

LYRIC CAPITAL PARTNERS, L.P.

By:	/s/ Terry Temescu
Terry Temescu

LYRIC OVERSEAS, LP

By:	/s/ Terry Temescu
Terry Temescu

MAJORITY PRIOR PURCHASERS:

LYRIC VENTURES, L.P.

By:	/s/ Terry Temescu
Terry Temescu

RALPH SPUEHLER

By:	/s/ Ralph Spuehler
Ralph Spuehler

SERIES E HOLDERS:

JEFFREY R. LEACH

By:	/s/ Jeffrey R. Leach
Jeffrey R. Leach

GREGORY P. MURDOCK

By:	/s/ Gregory P. Murdock
Gregory P. Murdock

LARRY SCHUMER

By:	/s/ Larry Schumer
Larry Schumer

SERIES E HOLDERS:

SALEH F. SHAHRABANI

By:	/s/ Saleh F. Shahrabani
Saleh F. Shahrabani

WINSTON D. WREN

By:	/s/ Winston D. Wren
Winston D. Wren

JONATHAN C. YOUNGHANS

By:	/s/ Jonathan C. Younghans
Jonathan C. Younghans

SERIES E HOLDERS:

NICHOLAS ZALDASTANI

By:	/s/ Nicholas Zaldastani
Nicholas Zaldastani

CONSTANTIN ZDARSKY

By:	/s/ Constantin Zdarsky
Constantin Zdarsky

SERIES E HOLDERS:

JOHN GREGG

By:	/s/ John Gregg
John Gregg

JEFFREY J. HOOD

By:	/s/ Jeffrey J. Hood
Jeffrey J. Hood

KEVIN R. JENKINS

By:	/s/ Kevin R. Jenkins
Kevin R. Jenkins

PERMITTED TRANSFEREES

MARSHA BROWN

By:	/s/ Marsha Brown
Marsha Brown
14 Larason Farm Road
Sharon, Ma. 02067

SCHEDULE I

Preferred Stockholders

Series A Holders

Philip Byrne

John F. Gregg

Ralph J. Spuehler

Series B Holders

Dragonfly Limited Partnership

James Mahoney

Ralph J. Spuehler

Strachan Family Trust

James Vitous

Series C Holders

Lyric Capital Management, LLC

Robert Allio

David Allio

Rhoda Schild

Christian Schlegel

Ascendant Partners LP

Dragonfly Limited Partnership

Kay Torshen

Jeffrey R. Leach

Strachan Family Trust

Tom Manganaro

Series D Holders

Lyric Ventures, L.P.

Philip Byrne

Ralph J. Spuehler

Dragonfly Limited Partnership

James Mahoney

Robert Allio

David Allio

Christian Schlegel

Ascendant Partners LP

Lyric Overseas, L.P.

Lyric Capital Partners, L.P.

Constantin Zdarsky

Axel Zdarsky

Kevin J. Hanna

Mintz Levin Investments, LLC

John L. Marion, Jr.

Valhalla Venture Fund

Daniel B. Beresford

Marybeth Gilmartin

Susan Teeman

Jonathan C. Younghans

Kevin R. Jenkins

Series E Holders

John Gregg

Jeffrey J. Hood

Kevin R. Jenkins

Jeffrey R. Leach

Gregory P. Murdock

Larry Schumer

Saleh F. Sharabani

Winston D. Wren

Jonathan C. Younghans

Nicholas Zaldastani

Constantin Zdarsky